Exhibit 10.12.4

FOURTH AMENDMENT TO THE
AMGEN NONQUALIFIED DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE OCTOBER 16, 2013
The Amgen Nonqualified Deferred Compensation Plan, as Amended and Restated Effective October 16, 2013, and as subsequently amended (the “Plan”), is hereby amended, effective January 1, 2024, as follows:
1.Appendix A is amended by adding the following entity to the end of the list of subsidiaries and affiliates designated as Employers:
“Horizon Therapeutics USA, Inc. and its U.S. subsidiaries”
To record this Fourth Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this _18__ day of December, 2023.
                        AMGEN INC.

By:    /s/ Derek Miller
Name:    Derek Miller
Title:    Senior Vice President, Human Resources